As filed with the Securities and Exchange Commission on June 10, 2002

Registration No. ____________

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

General Magic, Inc.

(Exact name of registrant as specified in its charter)

Delaware	77-0250147

(State or other jurisdiction	(I.R.S. Employer Identification No.)
of incorporation or organization)

420 N. Mary Avenue
Sunnyvale, CA 94085

(Address of principal executive offices) (Zip code)

General Magic, Inc.
2000 Nonstatutory Stock Option Plan

(Full title of the plan)

Kathleen M. Layton
President and Chief Executive Officer
General Magic, Inc.
420 N. Mary Avenue
Sunnyvale, CA 94085

(Name and address of agent for service)

Telephone number, including area code, of agent for service: (408) 774-4000.

This registration statement shall hereafter become effective in accordance with Rule 462 promulgated under the Securities Act of 1933, as amended.

Pursuant to General Instruction E of the General Instructions to Form S-8, this Registration Statement incorporates by reference the contents of the Registrant's Registration Statement on Form S-8 (File No. 333-67062).

CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum
Title of Securities	Amount to be	offering price	aggregate offering	Amount of
to be registered	registered[1]	per share[2]	price[2]	registration fee

Common Stock, par value $0.001	1,500,000	$0.1707	$256,050.00	$23.56
TOTALS	1,500,000	$0.1707	$256,050.00	$23.56

[1]	The number of shares being registered represents shares of common stock which may be issued under the General Magic, Inc. 2000 Nonstatutory Stock Option Plan (the “Nonstatutory Plan”) in addition to shares previously registered. Pursuant to Rule 416(a), additional shares that may be issued as a result of stock splits, stock dividends or similar transactions are also covered.

[2]	The proposed maximum offering price per share was estimated in part pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the “Securities Act”), and in part pursuant to Rule 457(c) under the Securities Act. With respect to 1,039,507 shares which are subject to outstanding options to purchase Common Stock under the Nonstatutory Plan, the proposed maximum offering price per share was estimated pursuant to Rule 457(h) under which Rule the per share price of options to purchase stock under an employee stock option plan may be estimated by reference to the exercise price of such options. The weighted average exercise price of the 1,039,507 shares subject to outstanding options under the Nonstatutory Plan is $0.1998. With respect to 460,493 shares of Common Stock available for future grant under the Nonstatutory Plan, the estimated proposed maximum offering price per share was estimated pursuant to Rule 457(c) whereby the per share price was determined by reference to the average between the high and low price reported in The Nasdaq SmallCap Market on June 6, 2002, which average was $0.105. The number referenced above in the table entitled “Proposed Maximum Offering Price per Share” represents a weighted average of the foregoing estimates calculated in accordance with Rules 457(h) and 457(c).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits

4.29	Certificate of Amendment to Certificate of Incorporation dated March 22, 2002, is incorporated by reference to Appendix A to the Company’s Definitive (14A) Proxy Statement filed with the Securities and Exchange Commission on January 22, 2002 (File No. 000-25374)
5	Opinion of Counsel re legality
23.1	Consent of Counsel (included in Exhibit 5)
23.2	Consent of KPMG LLP
24	Power of Attorney (included in signature pages to this registration statement)

SIGNATURE

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on June 10, 2002.

General Magic, Inc.

By:	/s/ Kathleen M. Layton
Kathleen M. Layton President and Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY

     The officers and directors of General Magic, Inc. whose signatures appear below, hereby constitute and appoint Kathleen M. Layton and Mary E. Doyle, and each of them, their true and lawful attorneys and agents, with full power of substitution, each with power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments to this registration statement on Form S-8, and each of the undersigned does hereby ratify and confirm all that said attorney and agent, or their or her substitute(s), shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Kathleen M. Layton Kathleen M. Layton	President, Chief Executive Officer and Director (Principal Executive Officer)	June 10, 2002

/s/ David H. Russian David H. Russian	Chief Financial Officer (Principal Financial and Accounting Officer)	June 10, 2002

/s/ Susan G. Swenson Susan G. Swenson	Chairman of the Board, Director	June 10, 2002

/s/ Elizabeth A. Fetter Elizabeth A. Fetter	Director	June 10, 2002

/s/ Chester A. Huber Chester A. Huber, Jr.	Director	June 10, 2002

/s/ Philip D. Knell Philip D. Knell	Director	June 10, 2002

/s/ Tom D. Seip Tom D. Seip	Director	June 10, 2002

EXHIBIT INDEX

4.29	Certificate of Amendment to Certificate of Incorporation dated March 22, 2002, is incorporated by reference to Appendix A to the Company’s Definitive (14A) Proxy Statement filed with the Securities and Exchange Commission on January 22, 2002 (File No. 000-25374)
5	Opinion of Counsel re legality
23.1	Consent of Counsel (included in Exhibit 5)
23.2	Consent of KPMG LLP
24	Power of Attorney (included in signature pages to this registration statement)